UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2024

STIRLING HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-56623	93-3514045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

EXPLANATORY NOTE

On June 3, 2024, Stirling Hotels & Resorts, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the unregistered sale of equity securities pursuant to Item 3.02 of Form 8-K. The Number of Shares Sold and Gross Proceeds from the issuance and sale of the Company’s Class D and Class I common shares were incorrectly reported in the Original Form 8-K. Accordingly, the Company is filing this Amendment No. 1 on Form 8-K/A to correctly report the Number of Shares Sold and Gross Proceeds from the issuance and sale of the Company’s Class D and Class I common shares. Item 3.02 of the Original Form 8-K is hereby amended and restated to read in its entirety as set forth below. Except as expressly set forth herein, the disclosures made in the Original Form 8-K remain unchanged.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

On June 3, 2024, Stirling Hotels & Resorts, Inc. (the “Company”) issued and sold an aggregate of 1,032 common shares for gross proceeds of $26,500, based on the net asset value per share of the applicable class of common shares as of June 1, 2024. The offers and sales of these shares were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. No upfront selling commissions or dealer manager fees were paid with respect to the sale of the common shares.

The following table details the common shares sold and gross proceeds by class:

Class	Number of Shares Sold	Gross Proceeds
Class D	19.4721	$500
Class I	973.6037	$25,000
Class S	19.4721	$500
Class T	19.4721	$500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIRLING HOTELS & RESORTS, INC.

Dated: June 4, 2024	By:	/s/ Stephen Zsigray
Stephen Zsigray
Chief Financial Officer